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Grubb & Ellis

                           SUMMARY OF LEASE

I  LANDLORD:      8101 Anaheim Associates, a California general
                  partnership (Walt Asher)

2  LANDLORD'S ADDRESS:           23945 Calabasas Road, Suite 114
              Calabasas, California 91302

3  TENANT'S ADDRESS:        8101 East Kaiser Blvd.
              Anaheim, California

4  RENTABLE SQUARE FEET:    23,407

5  USE:           General office use.

6  TARGET
   COMMENCEMENT DATE:  December 1, 1996

7  TERMINATION DATE:    November 31, 2001

8  LEASE TERM:         60 Months

9  BASE NET RENT PER RSF:

        First Floor          Second Floor
    Months   Rental Rate/RSF    Months        Rental Rate/RSF
    01   Free          01-21        $1.10 FSG
    02-31     $ 1.40 FSG         22-40        $1.53 FSG
    32-60     $1.55 FSG         41-60     $1.58 FSG

10 TENANT'S
   PROPORTIONATE SHARE: 38.8%

I I BASE YEAR:         1997

12 SECURITY DEPOSIT:    $32,769.80

13 HOLD OVER:      125% of last months rent.

14 ASSIGNMENT
   & SUBLEASING:       Landlord shall not unreasonably withhold.

15 PARKING:                 Free parking for entire term of the
                            lease. Tenant shall be granted
                            twenty-two (22) stalls under the
                            building free in which six (6) shall be
                            marked reserved.

16  OPTION TO CANCEL:   None

                        Grubb & Ellis Company
     4000 MacArthur Boulevard, Suite 1500, Newport Beach CA 92660
                 (714) 833-2900  Fax (714) 833-8037




Summary Lease
Page 2

17  RENEWAL OPTION:         Tenant shall have one (1), five (5) year
                            option at fair market value.  Tenant
                            must provide at least six (6) months and not sooner than nine (9) months prior written notice. (See addendum, Section 62.)

18  TENANT IMPROVEMENTS:    Landlord grants Tenant a "Tenant
                            Improvement Allowance" of Fifteen
                            Dollars ($15.00) per usable square foot
                            for the Ist floor.  Tenant took the
                            space on the second floor "as is".

19  SIGNAGE:                     Tenant, at Tenant's sole cost if
                                 approved by the city, shall be
                                 entitled to Building Top Signage
                                 facing the freeway and monument
                                 signage.

21  KEY PHONE NUMBERS:      Asset Management
              Mr. Walt Asher
              The Asher Companies
              23945 Calabasas Road, #114
              Calabasas, CA 91302
              Phone - (818) 591-2174
              Fax - (818) 591-2199

              Broker
              Mr. Carl Johnson
              Grubb & Ellis Company
              4000 MacArthur Blvd. Suite 1500
              Newport Beach, California 92660
              Phone - (714) 833-2900
              Fax - (714) 833-8037

              Attorney
              Mr. Jon Janecek
              Snell & Wilmer
              1920 Main Street, Suite 1200
              Irvine, CA 92714
              (714) 253-2700

THE INFORMATION CONTAINED HEREIN WAS OBTAINED FROM THIRD PARTIES, AND IT HAS BEEN INDEPENDENTLY VERIFIED BY THE REAL ESTATE BROKERS. BUYERS/TENANTS SHOULD HAVE THE EXPERTS OF THEIR CHOICE INSPECT THE PROPERTY AND VERIFY ALL INFORMATION. REAL ESTATE BROKERS ARE NOT QUALIFIED TO ACT AS OR SELECT EXPERTS WITH RESPECT TO LEGAL, TAX, ENVIRONMENTAL BUILDING CONSTRUCTION, SOILS-DRAINAGE OR OTHER SUCH MATTERS.

                         Standard Form Lease

THIS LEASE is made as of the 28th day of October, 1996, by and between Landlord and Tenant.

                             WITNESSETH:

1. Terms and Definitions. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a) Landlord:      8101 ANAHEIM ASSOCIATES, A California general
partnership

(b) Landlord's Address:           Copy To:

    23945 Calabasas Road         NONE
    Suite 114
    Calabasas, California 91302

(c) Tenant:   PACIFIC ENGINEERING SYSTEMS, INC., a California
corporation

(d) Tenant's Address: (Prior to Commencement Date)   (After
Commencement Date)

(e) Building Address: 8101 East Kaiser Boulevard, Anaheim, California

(f) Suite Number:  Suite 200 and Suite 130

(g) Floor(s) upon which Premises are located:   First and Second

(h) Premises: Those certain premises defined in Subparagraph 2(a) below.

(i) Site: The parcel of real property defined in Subparagraph 2(a) below.

(j) Rentable Square Feet within Premises: Suite 130 - 3,425    Suite
200 - 19,982

(k) Lease Term: Five (5) Years and Zero Months.

(l) Tenant Improvement Work. All work finished or to be done in the Premises pursuant to the provisions of the Work Letter Agreement
(Exhibit "C").

(m) THIS SECTION INTENTIONALLY DELETED.

(n) THIS SECTION INTENTIONALLY DELETED.

(o) Commencement Date: December 1, 1996

(p) THIS SECTION INTENTIONALLY DELETED.

(q) Monthly Base Rent: $    SEE ADDENDUM per month.

(r) Tenant's Percentage Share:   38.8  %

(s) Security Deposit: $32,769.80

(t) Permitted Use: General Office Use

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(u) Brokers: Commercial & Grubb & Ellis

(v) Landlord-Fiscal Year:   Calendar Year End

(w) Lease Year: A period of twelve (12) consecutive months, the first such period commencing on the Commencement Date and consecutive periods beginning on each consecutive anniversary thereof.

(x) Exhibits: Exhibits "A" through "J" and the Addendum inclusive which Exhibits and Addendum are attached to this Lease and are incorporated herein by this reference.

2.  Premises and Common Areas Leased.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the suite designated in Paragraph 1, outlined on the Floor Plan attached hereto and marked Exhibit "A" and incorporated herein by this reference in the building at the address designated in Subparagraph 1(e) above (the "Building"), located on the parcel of real property (the "Site") upon which the Building is located, outlined on the Site Plan attached hereto as Exhibit "B" and incorporated herein by this reference, and improved or to be improved with the Aggregate Improvements described in the Work Letter Agreement, a copy of which is attached hereto and marked Exhibit "C" and incorporated herein by this reference, said Premises being agreed, for the purposes of this Lease, to have approximately the number of rentable square feel as designated in Subparagraph 1(j), subject to adjustment pursuant to the provisions of Exhibit "F" attached to this Lease, and being situated on the floor(s) designated in Subparagraph 1(g) above.

The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants, and conditions herein set forth and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants, and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

(b) Tenant shall have the nonexclusive right to use in common with other tenants in the Building, and subject to the Rules and Regulations referred to in Paragraph 31 below, the following areas ("Common Areas") appurtenant to the Premises, if any;

   (i) The common entrances, lobbies, restrooms, elevators, stairways and access ways, loading docks, ramps, drives and platforms, and any passageways and serviceways thereto; and the common pipes, conduits, wires, and appurtenant equipment serving the Premises, if any;

   (ii) Parking areas (subject to the provisions of Paragraph 41 hereinbelow), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, and landscaped areas appurtenant to the Building.

(c) Notwithstanding the foregoing, Landlord reserves the right from time to time:

   (i) to install, use, maintain, repair, and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls, and in the central core areas, and to relocate any pipes, ducts, conduits, wires, and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

   (ii) to make changes to the Common Areas, including, without limitation changes in the location, size, shape, and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways and, subject to Paragraph 41, parking spaces and parking areas;

   (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

   (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof, and

   (v) to do and perform such other acts and make such other changes in, to, or with respect to the Site, Common Areas, and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Tenant's Initials  Landlord's Initials     Page 2     JAG 102696


   (d) Notwithstanding paragraph (c) above, Landlord shall not take any action under Subparagraph (c) which (i) has a material adverse impact on Tenant's rights under this Lease (including, without limitation, Tenant's right of ingress and egress and rights to receive all utilities and services Landlord is required to provide under this Lease), or Tenant's ability to operate its business in and from the Premises, or (ii) would increase Tenant's Percentage Share.

   (e) Landlord shall use it commercially reasonable best efforts to prohibit third parties (other than Landlord's employees, agents and invitees) from eating or loitering in the Common Areas in the first floor of the Building and the exterior portions of the Site situated in front of the Building.

3. Term. The term of this Lease shall be for the period designated in Subparagraph 1(k) commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided.

   (a) If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the termination date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

4. Possession. Tenant shall be entitled to possession of the Premises on the Commencement Date. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the Commencement Date (or any other date), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, provided however that if Landlord fails to deliver possession of the Premises to Tenant on or before December 15, 1996, then Tenant may, by delivering written notice to Landlord, terminate this Lease. Notwithstanding any provision to the contrary contained in this Lease, Landlord shall not tender possession of the Premises to the Tenant, and Tenant shall not be obligated to accept possession of the Premises until the Premises are ready for occupancy. The Premises shall be deemed "Ready for Occupancy", and Landlord may tender the Premises to Tenant when Landlord (a) has put into operation all building services reasonably necessary for the comfortable use and enjoyment of the Premises by Tenant (such services shall include full Building elevator service); (b) has provided reasonable access to the Premises for Tenant so that they may be used without material interference; and (c) has provided Tenant with all of the parking required by this Lease in the parking facility appurtenant to the Building. Landlord shall tender possession of the Premises to Tenant free of any occupancy by any other tenants.

5.  Base Rent.

   (a) Tenant agrees to pay Landlord for the Premises the Base Rent designated in Subparagraph l(q) (subject to adjustment as hereinafter provided) in advance on the first day of each and every calendar month during said term, except that the first month's rent shall be paid upon the execution hereof. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty
   (30), and such rental shall be paid at the commencement of such periods. In addition to said Base Rent, Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. Said Base Rent, additional rent, and rental adjustments shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever (except as expressly provided herein) in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and other Operating Expenses shall be considered additional rent for the purposes of this Lease, and the words "rent" or "rentals" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Base Rent is referenced. SEE ADDENDUM

[stricken text]

Tenant's Initials  Landlord's Initials     Page 3     JAG 102696


6. Operating Expenses. Tenant shall pay to Landlord in accordance with the provisions of Exhibit "G" attached to this Lease, its share of Operating Expenses (as defined in said Exhibit "G").

7. Security Deposit. Upon execution of t he Lease by Tenant, Tenant shall deposit with Landlord the Security Deposit designated in Subparagraph 1(s). Said deposit shall, be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease (after the expiration of all applicable cure periods), including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply, or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) clays after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Tenant's written request, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit. Each time the Base Rent is increased, Tenant shall, within ten (10) days following Landlord's request, deposit additional funds with Landlord to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the original Security Deposit bore to the original Base Rent.

8.  Use.

   (a) Tenant shall use the Premises for the uses expressly permitted in Paragraph 1(t), and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, such consent not to be unreasonably withheld. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions, and restrictions affecting the Site or any law or of the certificate of occupancy issued for the Building of which the Premises are a part, and shall, upon five (5) clays written notice from Landlord, discontinue any use of the Premises which is a violation of any recorded covenants, conditions, or restrictions affecting the Site or of any law or of said certificate of occupancy. Landlord represents that as of the date first written above, Landlord knows of nothing in the recorded covenants, conditions, or restrictions affecting the Site or of any law or of said certificate of occupancy which would impair the Tenant's use of the Premises as intended. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage, or any other insurance policy covering the Site, the Building and/or property located therein and shall comply with all reasonable rules, orders, regulations, and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 8. The cost of such compliance shall not exceed a sum equal to two months Base Rent hereunder. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered a part of the live load. Landlord represents and warrants that the Premises are capable of supporting a load consistent with the proposed use of the Premises for general office purposes (including without limitation the maintenance of file cabinets, computers and other office equipment). Landlord reserves the right to prescribe the weight and position of all safes, files, and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained, and used by Tenant as to eliminate such vibration or noise. Subject to the foregoing, Tenant shall be responsible for all structural engineering required to determine structural load.

   (b) Tenant shall take physical occupancy of the Premises no later than ten (10) days following the Commencement Date. During the term of this Lease, Tenant shall furnish and maintain, at its own cost, all trade fixtures, inventory, and other personal property reasonably appropriate to conduct Tenant's business.

Tenant's Initials  Landlord's Initials     Page 4     JAG 102696

   (c) Notwithstanding any provision to the contrary contained in this Paragraph 8 or elsewhere in this Lease and except for the tenant improvement work to be done by Tenant upon occupancy of the Premises Tenant shall not be required to undertake the construction of any additional improvements to or the retrofitting of any portion of the Building and/or the Premises that may be required pursuant to any statute, ordinance, rule, regulation or covenant or restriction of record.

9. Payments and Notices. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Subparagraph 1(b) above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and shall be given by personal delivery (including via telecopy during business hours so long as a copy is deposited in the mail within one
(1) business day), by FedEx, or other similar overnight courier, or by certified mail, return receipt requested. addressed to Tenant at the applicable address set forth in Subparagraph 1(b), or to Landlord at the address(es) designated in Subparagraph 1(b). Notices shall be effective upon receipt. Either party may, by written notice to the other, specify a different address for notice purposes. If more than one person or entity constitutes the "Tenant" under this Lease, service of any notice upon any one of said persons or entities shall be deemed as service upon all of said persons or entities.

10. Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Subparagraph 1(u), and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefor. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that to Tenant's knowledge no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and indemnify Landlord for all said damages paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Without limiting the foregoing, Landlord shall pay Tenant's broker its commission pursuant to a separate commission agreement between Landlord and Grubb & Ellis within 30 days of the execution of this Lease.

11. Holding Over. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twenty five percent (125%) of the Base Rent which would be applicable to the Premises upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis). Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease upon demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

12. Taxes on Tenant's Property. Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal, property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

13. Condition of Premises. Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business.

14.  Alterations.

   (a) Tenant may, at any time and from time to time during the term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutions, improvements, and decorations (hereinafter collectively called "Changes) in and to the Premises, excluding structural conditions, and providing such Changes will not result in a violation of or require a change in the certificate of occupancy applicable to the Premises:

Tenant's Initials  Landlord's Initials     Page 5     JAG 102696
        (i) The outside appearance, character or use of the Building shall not be affected, and no Changes shall weaken or impair the structural strength or, in the opinion of Landlord, lessen the value of the Building or create the potential for unusual expenses to be incurred upon the removal of Changes and the restoration of the Premises upon the termination of this Lease.

        (ii) No part of the Building outside of the Premises shall be physically affected.

        (iii) The proper functioning of any of the mechanical, electrical, sanitary, and other service systems or installations of the Building (the "Service Facilities") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

        (iv) In performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph.

        (v) All work shall be done at such times and in such manner as Landlord from time to time may designate.

        (vi) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures, or articles which are subject to liens, conditional sales contracts or chattel mortgages.

        (vii) At the date upon which the term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall, upon Landlord's written request to Tenant, restore the Premises to their condition prior to the making of any Changes permitted by this Paragraph, reasonable wear and tear excepted.

   (b) Before proceeding with any Change (exclusive of changes to items constituting Tenant's personal property), Tenant shall submit to Landlord plans and specifications for the work to be done, which shall require Landlord's written approval. Landlord shall then prepare or cause to be prepared, at Tenant's expense, mechanical, electrical, and plumbing drawings and may confer with consultants in connection with the preparation of such drawings and may also submit to such consultant(s) any of the plans prepared by Tenant. Alternatively, Landlord may request that Tenant prepare any such drawings or plans for submittal, review, and approval by Landlord. If Landlord or such consultant(s) shall disapprove of any of the Tenant's plans, Tenant shall be advised of the reasons of such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent, the reasonable cost of such consultation and review immediately upon receipt of invoices either from Landlord or such consultant(s). Any Change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

   (c) If the proposed Change requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no Change shall be proceeded with until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or mortgage with respect to the proposed Change or alteration have been met or complied with at Tenant's expense.

   (d) After Landlord's written approval has been sent to Tenant and the approval by or notice to the lessor of a superior lease or the holder of a superior mortgage has been received or given, as the case may be, Tenant shall enter into an agreement for the performance of the work to be done pursuant to this Paragraph with Landlord's contractor or another contractor acceptable to Landlord. All costs and expenses incurred in constructing Changes shall be paid by Tenant as additional rent within seven (7) days after each billing by Landlord or any such contractor or contractors (payment of which may be a condition to commencing such work). If Landlord approves the construction of specific interior improvements in the Premises by other contractors chosen by Tenant, then Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, (ii) a completion and lien indemnity bond, or other surety, satisfactory to Landlord, for the Changes, and
   (iii) insurance acceptable to Landlord (and which shall, without limitation, name Tenant and Landlord as named insureds thereunder). In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 14, such additional changes shall be subject to the same approvals and notices as the changes initially submitted by Tenant. Upon completion of all such work, Tenant shall supply Landlord with copies of "as-built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

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   (e) Tenant shall pay to Landlord for Landlord's services in the event Landlord performs as a general contractor in connection with the work performed pursuant to this Paragraph 14, a fee for Landlord's reasonable overhead and profit equal to twelve percent (12%) of the total cost of the Changes. Such fee shall be two percent (2%) if Landlord or its agent does not perform as general contractor, to cover Landlord's reasonable overhead for any changes for which the Landlord's consent is required.

   (f) All Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus, and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations, and requirements of the Pacific Fire Rating Bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Changes shall be performed in such a manner as not to interfere with the occupancy of any other tenant in the Building nor delay or impose any additional expense upon Landlord in construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord, who shall coordinate their work in cooperation with any other work being performed with respect to the Building.

   (g) Tenant shall give Landlord at least ten (10) days, or such longer time as necessary, prior written notice of the commencement of any work on the Premises to permit Landlord to post and record notices of nonresponsibility. Tenant further covenants and, agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done, or for materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten
   (10) days after the filing thereof, at the cost and expense of Tenant. All alternations, additions, or improvements upon the Premises (other than Tenant's trade fixtures furniture, equipment, movable partitions or decorations), made by either party shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with the Premises as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the end of the term, require Tenant to remove all alterations, decorations, additions, or improvements installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord's option, shall pay to the Landlord all of Landlord's cost of such removal.

   (h) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture, and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges, on such effects for any length of time that the same shall be in Landlord's possession or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

   (i) Subject to Landlord's agreement to minimize any disturbance of Tenant's use of the Premises and subject to the other provisions set forth in this Lease, Landlord reserves the right at any time and from time to time without the same constituting in actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs, or replacements in or to the Site (including the addition or deletion of buildings or other improvements) or the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, and stairways thereof, to change the Building address or the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Tenant shall not use any name, picture, or representation of the Building in connection with Tenant's business without the prior written consent of Landlord. Nothing contained in this Paragraph 14 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement, or improvement or complying with any law, order, or requirement of any government or other authority and nothing contained in this Paragraph 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Budding or any part thereof other than as otherwise provided in this Lease.

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15.  Repairs.

   (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition, and repair. Subject to Paragraph 15(b) below, Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, to keep, maintain, and preserve the Premises in first class condition and repair, excepting ordinary wear and tear. At Landlord's option, any such maintenance and repairs shall be performed by Landlord's contractor or by another contractor approved in advance by Landlord. Any costs and expenses incurred in such maintenance and repair shall be paid by Tenant within seven (7) days after billing by Landlord or such contractor or contractors. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received, reasonable wear and tear excepted. Except for HVAC systems and other major building systems in need of replacement, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

   (b) Anything contained in Subparagraph 15(a) above to the contrary notwithstanding but subject to Exhibit "G", Landlord shall, as part of the Operating Expenses repair and maintain the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, except to the extent such maintenance and repairs are caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees, or invitees, in which case Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Except as provided herein, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 22 hereof or elsewhere in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Notwithstanding anything to the contrary contained in Subparagraphs (a) and (b) of this Paragraph 15, Tenant shall maintain and, repair at its sole cost and expense, and with maintenance contractors approved by Landlord, all non-base building facilities, including lavatory, shower, toilet, washbasin, and kitchen facilities, including all plumbing connected to said facilities or systems installed by Tenant or on behalf of Tenant or existing in the Premises at the time of delivery of possession of the Premises to Tenant by Landlord. The provisions of the immediately preceding sentence shall not apply to the base central plumbing, heating, air conditioning, ventilating and electrical systems provided by Landlord to all tenants of the Building and shall exclude ordinary wear and tear.

16. Liens. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

17. Entry by landlord. During normal business hours and after at least 24 hours notice to Tenant (except in the case of emergency) and subject to Landlord's agreement to minimize any disturbance of Tenant's use of the Premises by exercise of the following rights, Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or, during the last six (6) months of the Lease Term, to prospective tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building and without being deemed guilty of any eviction of Tenant and Without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key (and, if applicable, alarm codes) with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be or deemed to be a forcible or unlawful entry into or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. Tenant shall supply Landlord with any alarm codes for the Premises necessary for Landlord to obtain access. It is understood

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and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. Landlord shall attempt in the exercise of its rights under this Paragraph 17 to minimize any disturbance of Tenant 's use and possession of the Premises and to provide as much time to Tenant as may be reasonably possible prior to any such exercise of Landlord's rights under this Paragraph 17.

18. Utilities and Services. Tenant shall pay, directly to the appropriate supplier, the cost of any utilities or services supplied to the Premises and directly billed to Tenant or separately metered to Tenant. Any other utilities or services shall be paid by Landlord and reimbursed by Tenant as part of the Operating Expenses. Without limiting the generality of the foregoing and provided that Tenant is not in default hereunder, Landlord agrees, during the Lease Term, to furnish to the Premises (as part of the Operating Expenses to be reimbursed by Tenant) during those hours set forth in the Rules and Regulations (as defined in Paragraph 31 hereof and as may be amended by Landlord from time to time) the following: (a) base central heating, air conditioning and ventilation supplied to Tenant's individual heating, air conditioning and ventilation system; and (b) water for lavatory and drinking purposes. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or for other causes beyond the reasonable control of Landlord or which are otherwise not the result of the negligence or willful misconduct of Landlord. If Tenant requires or utilizes more water or power than is considered normal or reasonable by Landlord, or if Tenant uses such services after hours, on holidays, and on weekends, Landlord may at its option require Tenant to pay, as additional rent, the cost, as reasonably determined by Landlord, of such extraordinary usage. Landlord shall have the option at any time to install separate metering systems for any utilities or services, the costs of which installation shall either be billed directly to Tenant, if appropriate, or shall be part of the Operating Expenses.

19. Indemnification. To the fullest extent permitted by law, except to the extent of Landlord's acts and omissions, Tenant hereby agrees to defend, indemnify, protect, and hold Landlord harmless against and from any and all claims to the extent that such claims arise out of Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done by Tenant, its agent, contractors, employees, or invitees, and hereby agrees to further defend, indemnify, protect and hold harmless, Landlord against and from any and all claims to the extent that such claims arise out of any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arise from the negligent or willful misconduct of Tenant, or of its agents, employees, licensees, or invitees, and from and against all costs, attorneys' fees, expenses, and liabilities incurred in or about such, claim or any action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord hereby agrees to defend the same at Tenant's expense. To the fullest extent permitted by law, except to the extent of Tenant's acts and-omissions, Landlord hereby agrees to defend, indemnify, protect and hold Tenant harmless against and from any and all claims to the extent that such claims arise from Landlord's use of the Site or from any activity, work or thing done by Landlord, its agents, contractors, employees or invitees, and hereby agrees to further defend, indemnify, protect and hold harmless Tenant against and from any and all claims to the extent that such claims arise out of any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arise from the negligence or willful misconduct of Landlord, or of its agents, employees, licensees or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon; and in case any action or proceeding is brought against Tenant by reason of such claim, Landlord upon notice from Tenant, hereby agrees to defend the same at Landlord's expense.

20. Damage to Tenant's Property. Subject to Paragraph 19 above, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment located therein.

21.  Insurance.

   (a) During the term hereof, Tenant, at its sole expense, shall obtain and keep in force the following insurance:

        (i) all risk insurance upon personal property of every description and kind owned or used by Tenant and located in the Building, or for which Tenant is responsible or liable, including, without limitation, furniture, fittings, installations, wallcoverings, floor coverings, and any other personal property, in an amount not less than the full replacement cost of property of like kind and quality. All such insurance should name Landlord as an additional Loss Payee to the extent Landlord has an insurable interest in the property described in this section.

Tenant's Initials  Landlord's Initials     Page 9     JAG 102696
        (ii) commercial general liability insurance coverage, including but not limited to personal injury, advertising injury, bodily injury, property damage, owner's protective, products and completed operations, and contractual liability (including coverage for indemnity obligations under this Agreement), in limits not less than $1,000,000 per occurrence and $2,000,000 aggregate.

   (b) All policies shall be issued by insurers that are acceptable to Landlord and in form satisfactory from time to time to Landlord. All such insurance shall be written by insurance companies with a "Best's" rating of AIX or better which are licensed to do business and admitted in the State of California. Tenant will deliver certificates of insurance at Tenant's expense to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall provide for notification to Landlord and Landlord's mortgagees in writing, not less than thirty (30) days before any reduction in coverage, cancellation, or other termination thereof. If Tenant fails to provide evidence of insurance as described, Landlord will have the right, but not the duty, to provide the insurance requirements for Tenant and such cost shall become additional rent which Tenant will pay in accordance with this Agreement.

   (c) During the Term, Landlord shall carry All-Risk insurance for the Building in an amount equal to one hundred percent (100%) of the actual replacement cost thereof, and shall carry such other insurance of such types and in such amounts and with such deductions as are appropriate or advisable, excluding earthquake insurance. The cost of any insurance carried by Landlord in accordance with the provisions of this Subparagraph 21(c) shall be included as a part of the Operating Expenses for the Building, payable by Tenant in accordance with the provisions of Exhibit "G" hereto. Notwithstanding any contribution by Tenant to the cost of insurance premiums, whether directly or as a part of Operating Expenses, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies.

   (d) Each party hereby releases the other from any claims for loss, damage or injury to any person or to the Premises or Building, or to the fixtures, personal property, or alterations of Tenant in or to the Premises or Building or to any other property that are caused by or result from risks required to be maintained hereunder and/or that are insured against under any insurance policies in force at the time of any such loss, damage, or injury. Each party shall obtain a waiver of subrogation rights from all insurers providing insurance whereby such insurers waive their entire right of recovery against the other or the other's insurers for loss, damage or injury arising out of or incident to any insured perils, whether due to the negligence of either party and regardless of cause or origin. Each party waives any rights of recovery against the other for any damage, injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement.

22.  Damage or Destruction.

   (a) In the event the Building (including the Aggregate Improvements or any insured alterations) are damaged by fire or other perils covered by Landlord's extended coverage insurance to an extent not exceeding twenty five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building may be repaired, reconstructed, or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (including Landlord's overhead and a reasonable profit), but excluding any deductible. Landlord shall commence and proceed diligently with the work of repair, reconstruction, or restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction, or restoration is such as to require a period longer than ninety
   (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or, if said insurance proceeds will, not be sufficient to cover the cost of such repairs (excluding any deductible), Landlord either may elect to so repair, reconstruct or restore the Building and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Building and the Lease shall in such event terminate. Under any of the conditions of this Subparagraph 22(a), Landlord shall give written notice to Tenant of its intention within thirty (30) days from the date of such event of damage or destruction. In the event Landlord elects not to restore said Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

   (b) Upon any termination of this Lease under any of the provisions of this Paragraph 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

   (c) In the event of repair, reconstruction, or, restoration by Landlord as herein provided, the rent provided to be paid under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and for any inconvenience or annoyance occasioned by, such damage, repair, reconstruction or restoration.

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   (d) In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

   (e) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense or which were insured by either party and the proceeds of such insurance have been received by Landlord, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

   (f) Notwithstanding anything to the contrary contained in this Paragraph 22, Landlord shall not have any obligations whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 22 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

   (g) The provisions of California Civil Code 1932, Subsection 2, and 1933, Section 4, and any other similar provisions governing the rights of tenants in the event of damage or destruction, are hereby waived by Tenant.

23.  Eminent Domain.

   (a) In case the whole of the Premises, or, such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at its option may terminate this Lease. If Landlord does not select, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for moving costs incurred by Tenant in relocating Tenant's business.

   (b) In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 23(b), a temporary taking shall be defined as a taking for a period of seventy (70) days or less.

24. Bankruptcy. If Tenant shall file a petition in bankruptcy under any Chapter of federal bankruptcy law as then in effect or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within ninety (90) days from the date thereof, or if a receiver or trustee be appointed with respect to Tenant's property and the order appointing such receiver or trustee not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 25(b) below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph.

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25.  Defaults and Remedies.

   (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

        (i) THIS SECTION INTENTIONALLY DELETED.

        (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall constitute, and not be in addition to, any notice required under California Code of Civil Procedure 1161.

        (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than thirty (30) days from the date of such notice from Landlord.

        (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety
        (90) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or (4) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within ninety
        (90) days.

   (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

        (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

        (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25(b)(i) and (ii) above. the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in Subparagraph 25(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

   (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written

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notice of such intention be given to Tenant or unless the
termination thereof be decreed by a court of competent jurisdiction.

(d) In addition to any other rights or remedies which Landlord may have under this Lease, or at law or in equity, with respect to a default by Tenant, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitation).

(e) All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

26. Assignment and Subletting. Tenant shall not voluntarily, involuntarily or by action of law assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining Landlord's prior written consent which shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default.

27. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

28. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to: (a) all ground leases which may now exist or hereafter be executed affecting the Building or the Site or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Site, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, and all modifications, renewals, extensions or advances under or pursuant to the agreements specified in (a) and (b). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord and in such event Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless the Lease is otherwise terminated pursuant to its terms. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents (including a subordination, non-disturbance and attornment agreement) evidencing the subordination or priority of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within five (5) business days after written request, Landlord may, at Landlord's option, execute any required documents on behalf of Tenant, and Tenant hereby appoints Landlord as its attorney-in-fact, pursuant to an irrevocable power of attorney coupled with an interest for said purpose.

29. Estoppel Certificate.

   (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "D" attached hereto, or as otherwise reasonably required by a lender, buyer, or ground lessor, certifying: (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord as specified in Exhibit "D." Landlord and Tenant intend that any, statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building.

Tenant's Initials  Landlord's Initials     Page 13    JAG 102696
   (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification, except as may be presented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one (1) month's rent has been paid in advance, except as provided in Paragraph 36 hereof, and (iv) that all other statements set forth by Landlord in the Tenant's statement submitted to Tenant are true and correct.

30.  Building Planning. THIS SECTION INTENTIONALLY DELETED.

31. Rules and Regulations. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "E", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations.

32. Conflict of Laws. This lease shall be governed by and construed pursuant to the laws of the State of California.

33. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon the shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

34. Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom-clean, in good order, repair and condition, reasonable wear and tear excepted, and shall comply with the provisions of Subparagraphs 14(g) and 14(h). The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

35.  Professional Fees.

   (a) In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers, accountants and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

   (b) Except to the extent caused by Landlord's acts or omissions, should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants', and attorneys' fees.

36. Performance by Tenant; Late Charge; Interest. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises or the Building of which, the Premises are a part. Therefore if any monthly installment of Base Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten (10) days, after notice thereof by Landlord, Tenant shall pay to Landlord, as additional rent, the sum of ten percent (10%) of the overdue amount as a late charge. Such overdue amount shall also bear interest, as additional rent, at the maximum rate permissible by law calculated, as appropriate, from the date either (a) the monthly installment of the Base Rent is due, or (b) of receipt of said notice, until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereinafter in effect. Further, in the event such late charge is imposed by Landlord for two (2) consecutive months for whatever reason, Landlord shall have the option to require that, beginning with the first payment of rent due following the imposition of the second consecutive late charge, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance. Should any rent check be returned for insufficient funds, Tenant shall pay a $25 fee to Landlord and, thereafter, Landlord may require that rent be paid by certified check.

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37.  Mortgagee and Senior Lessor Protection. No actor failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises and to the lessor under any master or ground lease covering the Building, the Site or any interest therein whose and address shall have been furnished to Tenant, and (b) Tenant offers such beneficiary, mortgagee or lessor a reasonable opportunity to cure the default.

38. Definition of Landlord. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessor's interest in a ground lease of the Site or master lease of the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

39. Waiver. The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any term, covenant, or condition of this Lease (including the Rules and Regulations attached hereto as Exhibit "E") shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce Any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach and the time of acceptance of such rent.

40. Joint and Several Liability. Unless the provisions of Paragraph 54 hereinbelow are applicable to this Lease, then if more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

41. Parking. Unless Tenant is in default hereunder, Tenant shall be entitled on a non-exclusive and unreserved basis to park on those portions of the Common Areas designated by Landlord for parking at a ratio of four (4) spaces per thousand (1,000) rentable square feet which includes Tenant's pro rata share of access cards for underground parking, with Landlord reserving the right to assign any unreserved and unassigned parking spaces, charge a reasonable fee for parking, and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. In the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Tenant's use of the parking facilities shall be in accordance with the following provisions:

   (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

   (b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 41, then Landlord shall have the right, with reasonable notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

   (c) Landlord reserves the right at any time to relocate parking spaces and to substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises.

Tenant's Initials  Landlord's Initials     Page 15    JAG 102696
   (d) Tenant shall Comply with all Rules and Regulations as set forth in Exhibit "E". Landlord reserves the right to reasonably modify, add to, or delete from time to time such Rules and Regulations as it deems reasonably necessary for the operation of said parking. Landlord may refuse to permit any person who violates with unreasonable frequency the Rules and Regulations to park in the Building parking facility, and any violation of the rules shall subject the car to removal.

   (e) Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Building parking facility or any part thereof caused by Tenant or its licensees, invitees, employees or agents..

42. Security Measures. Tenant hereby acknowledges that the rent payable by Tenant hereunder does not include the cost of guard service or other security measures and that Landlord shall have no obligation whatsoever to provide such services. Landlord may, but shall not be obligated to, provide security services to the Common Areas as part of the Operating Expenses for the convenience of Tenant and other tenants of the Building; provided, however, Tenant understands and acknowledges that any such services shall only be for convenience and shall not be for protecting persons or property. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, licensees, and invitees from acts of third parties.

43. Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant, i.e., if two or more persons or entities are jointly referred to in this Lease as "Tenant," the obligations hereunder imposed upon Tenant shall be joint and several. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

44. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

45. Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations, and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

46. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs, or invalidates any other, provision hereof, and such other provisions shall remain in full force and effect.

47. Recording. Tenant shall not record this Lease nor a short form memorandum thereof without the consent of the Landlord.

48. Limitation on Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers, or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy shall be against Landlord's interest in the Building.

49. Exhibits; Riders. Exhibits, clauses, plats, and riders, if any, affixed to this Lease are a part hereof.

50. Signs. To maintain the continuity of the architectural and aesthetic design of the Building and the Project as determined by Landlord, no sign, name, logo, placard, picture, advertisement, or notice shall be placed, displayed, installed, or maintained by Tenant in or on the Premises or the Building without Landlord's prior written approval and the approval of all required governmental authorities. Landlord may, at Tenant's expense, remove all unauthorized signs installed or caused to be installed by Tenant, and Tenant shall be liable for all damages incurred as a result of such removal. All approved signs and lettering on the Premises shall be printed, painted, inscribed, lighted, or affixed at Tenant's expense by Landlord or by a person selected by Landlord, in the quantity, size, style, location, content, color, and material acceptable to Landlord.

51. Modification for Lender. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's right hereunder.

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52.  Accord and Satisfaction. No payment by Tenant or receipt by
Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any statute or at common law.

53. [stricken paragraph]

54. Tenant as Corporation or Partnership. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a partnership, each person signing this Lease on behalf of Tenant represents and warrants that he or she is a general partner of the partnership and has full authority to bind the partnership hereunder. In such case, Tenant shall deliver to landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership upon execution of this Lease. Tenant shall give written notice to Landlord of any transfer of partnership or shareholder interest.

55. No Partnership or joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

56. Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, or release of any biologically or chemically active or other hazardous substances, or materials on or about the Premises, the Building, or the Site. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises, the Building, or the Site any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials, and Tenant provides to Landlord copies of all licenses and permits required in connection with handling such materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as. amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et sec., any applicable state or local laws, and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any escape, disposal or release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises. In all events, Tenant shall indemnify landlord in the manner elsewhere provided in the Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

57.  Discrimination. THIS SECTION INTENTIONALLY DELETED.

58. Other Tenants. Tenant does not rely on, nor does Landlord represent that: (a.) any specific tenant or number of tenants shall occupy any space in the Building during the Lease Term; or (b) any Building feature, facility, or service shall continue to exist if presently in place or shall be put into place if not presently in place, except as expressly set. forth in this Lease.

59. Keys. Two (2) keys to the Premises shall be furnished by Landlord. Additional keys will be furnished upon Tenant paying Landlord the cost thereof. No additional locks or alarms shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have been first obtained; and should such consent be so obtained, Landlord shall be supplied with keys and alarm codes, if applicable, to each such lock and only employees of Landlord or those it has authorized in writing shall work on or modify any lock or alarm which is part of the Premises. Tenant shall not cause or allow the duplication of any keys to be made, and Tenant shall not cause or allow any person who is not an authorized agent of Tenant to possess any key to the Premises. Tenant agrees to return all keys to doors to the Premises on termination of the Lease.

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60.  Inability to Perform. Landlord shall have no liability whatsoever to Tenant on account of the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of strike, other Labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or Labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord that time period shall be extended by the period of any delay in performance by Landlord which is mused by any of the events described above.

61. Submission of Lease. Submission of this instrument for Tenant's examination or execution does not constitute a reservation of space or an option to lease. This instrument shall not be effective until executed by Tenant, personally delivered to Landlord for execution and an executed copy thereof returned by Landlord to Tenant.

TENANT:            LANDLORD:

PACIFIC ENGINEERING SYSTEMS, INC. 8101 ANAHEIM ASSOCIATES

A California corporation          A California general partnership

/s/ Art Granito             /s/ Walter J. Asher
Name: Art Granito           Name: Walter J. Asher
Title: Chief Executive Officer        Title: General Partner


                             Exhibit "A"
                  Outline of Floor Plan of Premises

                             Exhibit "B"
                              Site Plan

                             Exhibit "C"

                        Work Letter Agreement

This Work Letter Agreement, is entered into as of the     day of
October, 1996, by and between 8101 ANAHEIM ASSOCIATES ("Landlord") and PACIFIC ENGINEERING SYSTEMS, INC. ("Tenant).

RECITALS

A. Concurrently with execution of this Work Letter Agreement,
Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease.

B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. Tenant Improvements.

   (a) Suite 200, Second Floor. Tenant agrees to accept the portion of the Premises included in Suite 200 in its "as is" condition. The Landlord shall have no obligation to provide any improvements of any kind or to pay for any desired changes or improvements thereto required or desired by Tenant.

   (b) Suite 130, First Floor. Landlord agrees to provide Tenant with an allowance for the purpose of improving the portion of the Premises included in Suite 130 in an amount equal to $15.00 per useable square foot for the useable square footage within said suite. Said allowance shall include the costs of all construction, permits, fees, space planning and other necessary costs. The useable square footage within said suite is 3,034. The allowance totals Forty Five Thousand Five Hundred Ten Dollars ($45,510). Tenant shall pay any excess costs above the allowance provided by Landlord for the design and/or construction of such improvements.

2. Tenant Improvement Plan . Tenant shall be responsible for the preparation of all necessary final architectural drawings and space plans for Suite 130. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements in the Building, as the same may be changed from time to time by Landlord. Without limitation, the Standards shall require that the Tenant Improvement Plans (a) be compatible with the Base Building Shell and with the design, construction, and equipment of the Building; (b) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction; and
(c) comply with all applicable insurance requirements.

3. Non-Standard Tenant Improvements. Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements, provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (c) the deviations do not require Building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) Landlord has determined in its reasonable discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Building.

4. Construction of Tenant Improvements. After the Tenant Improvement Plans have been prepared and approved, and the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Tenant shall enter into construction contract(s) with its subcontractor(s) for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. All work shall be performed by subcontractor(s) approved by Landlord. Landlord shall not be liable for any direct or indirect damages to Tenant as a result of delays in construction for any reason, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor, or delays caused by the actions or omissions of any third party.

5. Use of the Tenant Improvement Allowance.

   A. The Tenant Improvement allowance shall be used for the following:

        1. Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings, for the Tenant Improvement Plans.

Tenant's Initials  Landlord's Initials     Page C-1   JAG 10594


        2. The payment of plan check, permit and license fees relating to construction of Tenant Improvements, sales and use taxes, and Title 24 fees.

        3. Construction of the Tenant Improvements, including the following:

             (a) Installation within the Premises of partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

             (b) Provision of electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises (all UL-approved).

             (c) Furnishing and installation of duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation, and air conditioning systems within the Premises, including the cost of meter and key control for after-hours air conditioning.

             (d) Provision of fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring, and accessories installed within the Premises.

             (e) Provision of plumbing, fixtures, and accessories to be installed within the Premises.

             (f) Testing and inspection costs.

             (g) Overhead and supervision allowance of two percent (2%) of the work performed, to be paid to Landlord.

   B. In the event that the cost of installing the Tenant
   Improvements, as established by the final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance, such costs shall be paid by Tenant.

   C. Any unused portion of the Tenant Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or made available to Tenant as credit against any obligations of Tenant under the Lease. All Tenant Improvements, whether or not the cost thereof is covered by the Tenant Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Lease Term.

6. Delay in Substantial Completion. Should there be any delay in substantial completion of the Tenant Improvements for any reason
(other than the act or omissions of the Landlord), the commencement of the Lease Term shall not be affected.

7. Payment of the Tenant Improvement Allowance.  The Tenant
Improvement Allowance shall be paid by Landlord to Tenant in a lump sum upon demand therefor presented to the Landlord along with a Certificate of Occupancy for the suite and the general contractor's release of lien.

8. Inconsistency. In the event that any terms or provisions of this Work Letter Agreement conflict with the Lease to which it is an attachment, the terms of this Work Letter Agreement shall control to the extent of any such inconsistency.

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date written above.

TENANT:            LANDLORD:

PACIFIC ENGINEERING SYSTEMS, INC. 8101 ANAHEIM ASSOCIATES
A California corporation          A California general partnership

/s/ Art Granito             /s/ Walter J. Asher
Name: Art Granito           Name: Walter J. Asher
Title: Chief Executive Officer        Title: General Partner

Tenant's Initials  Landlord's Initials     Page C-2   JAG 10594
                             Exhibit "D"

                            Sample Form of

                     Tenant Estoppel Certificate

The undersigned,
("Landlord"), with a mailing address
             , and                                       ("Tenant"),
hereby certify to                                      , a
                 as follows:

   1. Attached hereto is a true, correct, and complete copy of that
certain lease dated                        , 19      between
Landlord and Tenant (the "Lease), which demises premises which are
located at                                               .  The
Lease is now in full force and effect and Tenant has no knowledge of any facts giving rise to a right to terminate the Lease, and the Lease has not been amended, modified, or supplemented, except as set forth in Paragraph 4 below.

   2. The term of the Lease commenced on             , 19    .

   3. The term of the Lease shall expire on                    , 19
  .

   4. The Lease has: (initial one)

        ( ) not been amended, modified, supplemented, extended, renewed or assigned.

        ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

   5. Tenant has accepted, is now in possession of and is now conducting business in said Premises.

   6. Tenant and Landlord acknowledge that the Lease will be
assigned to                             and that no modification,
adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease may continue as heretofore.

   7. The amount of fixed monthly rent is $     and the amount of
   security
deposits (if any) is $               . No other security deposits
have been made.

   8. Tenant is paying the full lease rental, which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

   9. All work required to be performed by Landlord under the Lease has been completed and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received.

   10. There are no defaults on the part of the Landlord or Tenant under the Lease and Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

   11. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

Tenant's Initials  Landlord's Initials     Page D-1   JAG 92696


   12. Tenant does not have any options or rights to purchase the Premises except as set forth in the Lease.

   13. No actions, whether voluntary or otherwise, are pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

   14. The Lease, amended as noted in Item 4 above, represents the entire agreement between Landlord and Tenant as to this leasing. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that
                                        is relying upon the
representations herein made in connection with
               .

DATED:                            , 19    .

Tenant:           Landlord:




                             Sample Only
                          Not for Execution


                             Exhibit "E"
                        Rules and Regulations
                             Office Lease

1. Tenant must use window coverings approved by Landlord in all exterior or atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions, doors, or windows which may appear unsightly from outside the Premises.

2. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public. Tenant shall not obstruct the halls, passages, exits, entrances, elevators or stairways. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, or interests of the Building and its tenants; Provided that nothing contained herein shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or into mechanical, electrical, or phone rooms without Landlord's consent. All common areas and facilities forming a part of the Building shall be under the sole and absolute control of Landlord with exclusive right to regulate and control these areas held by Landlord.

3. Any directory of the Building will be provided, at Tenant's expense, exclusively for the display of the name and location of tenants only and Landlord reserves the right to limit the number of listings and exclude any other names therefrom.

4. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, at Tenant's expense, and except with the written consent of Landlord, no person or person's other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the orderliness and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

5. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

6. Any freight elevator shall be available for use by all tenant-, in the Building, subject to such reasonable scheduling as Landlord, in its sole discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise, or other property shall be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

7. Tenant shall not place a load upon any floor Of the Premises which exceeds the load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. If heavy objects are deemed necessary by Tenant, and are pre-approved by Landlord, said objects shall stand on, platforms to properly distribute the weight, the size and thickness of which shall be in Landlord's sole discretion. Any mechanical equipment or business machines which cause noise or vibration to be transmitted to the structure of the Building or other tenants space and is objectionable to Landlord shall be placed on vibration eliminators. or other devices sufficient to eliminate noise or vibration. Said eliminators shall be installed and maintained at Tenant's sole expense. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other affected property or any damage done to the Building or other tenants by maintaining or moving such equipment or other property. All such loss or damage shall be Tenant's responsibility and/or repaired at Tenant's sole expense.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline, or flammable or combustible fluid or material.

9. Tenant shall not use, or permit to be used, in the Premises any foul or noxious gas or substance.

Tenant's Initials  Landlord's Initials Page E-1  JAG 102696
10. Tenant shall not permit or allow the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Budding by reason of noise, odors or vibrations.

11. Tenant shall not bring into or keep in or about the Premises any birds or animals, except seeing-eye dogs when accompanied by their masters.

12. Landlord shall provide natural gas, water and electricity to the Premises twenty-four (24) hours a day, seven (7)days a week. The building systems and HVAC system hours of operation shall be 6:00 a.m. to 7:00 p.m. Monday through Friday, excluding legal holidays. Tenant shall not use any method of heating or air conditioning other than that supplied or approved by Landlord. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws, or regulations for which Tenant has actual notice and shall refrain from attempting to adjust controls. other than room thermostats installed for Tenant's use. Tenant shall keep corridor and/or exterior doors closed, and shall close window coverings at the end of each business day. Tenant agrees to pay for after hours usage of the HVAC systems within the Premises at the rate of $35 per hour.

13. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any persons unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages or for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement, or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and, except with regard to Tenant's computers and other equipment which must be run on a twenty-four hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries by other tenants or occupants of the Building or by Landlord resulting from noncompliance with this rule.

15. Tenant shall not accept barbering or shoe shine services upon the Premises.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any suite-to-suite solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Tenant shall not mark, drive nails, screw, or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians, as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

19. Tenant shall not install, maintain, or operate upon the Premises any vending machine without the written consent of Landlord.

20. Canvassing, soliciting, or distribution of handbills or any other written material and peddling in the Building or on the Site are prohibited and each tenant shall cooperate to prevent same.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of drugs or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises or deposit in outside refuse containers intended for this purpose. Tenant shall not place in any trash box of receptacle any material which cannot be disposed of in the

Tenant's Initials  Landlord's Initials Page E-2 JAG 102696


ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. The outside areas immediately adjoining the Premises shall be kept clean and free from rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstruction or materials in such areas.

23. The Premises shall not be used for lodging nor shall the Premises be used for any improper, immoral, objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave oven with all applicable federal, state, county, and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use in any space or in the public halls of the Building any mailcarts or hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Carpet stains caused by hand trucks shall be cleaned at Tenant's expense.

25. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

26. Tenant assumes any and all responsibility for protecting its Premises from theft, robber, or pilferage.

27. Tenant shall address repair requests, concerns, etc., in writing to the office of the Building. Employees of Landlord shall not perform repairs on behalf of Landlord or Tenant without express authority from Landlord.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants in the Building.

                    Parking Rules and Regulations

1. Tenant and authorized users shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building.

2. Tenant and authorized users shall not leave unauthorized vehicles in the Building parking areas overnight.

3. Tenant and authorized users shall not park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles, or trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

4.  Cars must be parked entirely within the painted stall lines.

5.  All directional signs and arrows must be observed.

6.  The speed limit shall be 5 miles per hour.

7.  Parking is prohibited:

     a. in areas not striped for parking;

     b. in aisles;

Tenant's Initials  Landlord's Initials Page E-3 JAG 102696


     c. where "No Parking" signs are posted;

     d. on ramps;

     e. in crosshatched areas; or

     f. in such other areas as may be designated by Landlord, its agent, lessee or licensee.

8. Parking stickers or any other device or form of identification that may be supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferrable, and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or authorized user for loss of any magnetic parking card or other parking identification device.

9. Parking managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10. Loss or theft of parking identification devices from automobiles must be reported to the garage manager and/or Landlord immediately. Any parking identification devices, found on any unauthorized car will be confiscated. Lost or stolen devices previously reported and then found must be reported found to the office of the garage and/or Landlord immediately.

11. Spaces are for the express purpose of one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the Tenant, authorized user and/or its agents or representatives is prohibited.

12. The parking management, if any, and/or Landlord reserve the right to refuse the issuance of monthly stickers or other parking identification devices to any tenant, authorized user, or person and/or its agents or representatives who willfully refuse to comply with the above Parking Rules and Regulations or any City, State, or Federal ordinance, law, or agreement.

13. Tenant, authorized users or its agents or representatives shall not load or unload in areas other thin those designated by Landlord for such activities.

14. Tenant, authorized users or agents or representatives thereof and unauthorized users parked in prohibited. areas, are subject to towing at tenant's or owner's expense.

15. These Rules and Regulations are in addition to the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event these Rules and Regulations conflict with any provision of the Lease, the Lease shall govern.

16. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care, and cleanliness of the Building and for the preservation of orderliness therein. Tenant agrees to abide by all such Rules. and Regulations hereinabove stated and any additional rules and regulations which are adopted.

17. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

Tenant's Initials   Landlord's Initials   Page E-4       JAG 102696

                             Exhibit "F"

                            Definitions of

                     Rentable/Usable Square Feet

1. The term "Usable Square Footage" shall mean all of the square footage within the Premises and one half (1/2) the thickness of demising walls. No reduction shall be made for columns or other structural portions of the Building, or for recessed fronts or projections necessary to the Building.

2. The term "Rentable Square Footage" shall mean the Usable Square Footage increased by a factor of 12.9% to cover the use of the Common Areas, corridors, mechanical rooms, electrical rooms, telephone closets, janitorial closets, exit stairs, elevators (if any), mechanical shaft, restrooms, and other areas within the Building interior.

3. The approximate square footage of the Premises (set forth in Subparagraph 1(j) of the Lease) and the Building shall be adjusted to the final plans as calculated by the architect or space planner responsible for the building or space plans. If either Landlord or Tenant disputes the calculation of square footage, it may elect to have the space remeasured by an architect or space planner of its own choosing. In the event such remeasuring produces a discrepancy in the square footage, the two architects and/or space planners responsible shall meet and resolve said discrepancy so that the square footage may be finally determined. Base Rent, Tenant's Percentage Share, the Security Deposit, the Tenant's Allowance, and any other appropriate rental, or calculation shall be adjusted accordingly.

                             Exhibit "G"

                          Operating Expenses

1. Definitions. For the purposes of this Exhibit "G", the following terms are defined as follows:

     (a) Tenant' s Percentage Share. Tenant's Percentage Share shall mean that portion of the total rentable area of the Building occupied by Tenant as set forth as a percentage in Subparagraph 1(r) of the Lease.

     (b) Operating Expense Allowance.

            (i) Tenant shall pay, as additional rent, Tenant's Percentage Share of Operating Expenses in excess of the Base Expense Rate. For purposes hereof, the Base Expense Rate shall be defined as Calendar Year 1997 Operating Expenses.

            (ii) Operating Expenses, if any, for the first Lease Year shall, be payable within ten (10) days after the earlier of (a) the expiration of the first Lease Year and/or (b) receipt of written notice from Landlord of the amount of Operating Expenses due. Prior to the commencement of the second and each subsequent Lease Year, Landlord shall notify Tenant of the estimated Operating Expenses for each period and Tenant shall pay one-twelfth (1/12) of such amount with its monthly installment of Base Rent. Landlord's estimate shall be based upon Operating Expenses for the preceding year, increases in he Index, and any additional factors reasonably anticipated to affect Operating Expenses and Landlord shall have the right to change such estimate at any given time to reflect actual changes in the Operating Expenses. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Paragraph shall not constitute a waiver of its right to require an increase in rent nor shall it relieve Tenant of its obligations pursuant to this Paragraph, except that Tenant shall not be obligated to make any payments based on such estimate or statement until ten (10) days after receipt of such estimate or statement. If any Lease Year during the Lease Term is less than twelve (
            12) months, then the actual cost of Operating Expenses per rentable Square Foot of the Building shall be annualized.

            (iii) After the end of each Lease Year, Landlord shall furnish to Tenant a statement showing in reasonable detail the Operating. Expenses for such period. Tenant shall pay to Landlord within ten (10) days of receipt of such statement the amount, if any, by which Operating Expenses exceeds the amounts paid by Tenant for such Lease Year. In the event that the estimated amounts paid by Tenant for Operating Expenses exceeds the cost of same, the difference shall be credited by Landlord against the Base Rent next due and owing from Tenant. If the Lease Term has expired, and Tenant has vacated the Premises, Tenant shall immediately pay to Landlord any amount by which the Operating Expenses exceeds amounts paid by Tenant for such period; conversely, Landlord shall immediately pay to Tenant any amount by which the amount paid by Tenant exceeds the Operating Expenses for such period.

     (c) OPERATING EXPENSES. Operating Expenses shall consist of all direct costs of operation and maintenance of the Building, the Common Areas, and the Site as determined by standard accounting practices, grossed-up to 95% occupancy for the Base Year and any Lease Year where such is necessary, including the following costs by way of illustration, but not limitation: Real Property Taxes and Assessments (as defined in Subparagraph (d) below) and any taxes or assessment's hereafter' imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against landlord or assessed against Tenant and collected by landlord, or both); water and sewer charges; the net cost and expense of insurance for which landlord is responsible hereunder or which landlord or any first mortgagee with a lien affecting the Premises reasonably deem necessary in connection with the operation of the Building, including, without limitation, full, replacement cost insurance on the Building; utilities; janitorial services; security; labor; parking expenses; utilities; surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal, or local government authority in connection with the use or occupancy of the Building or, the Premises or the parking facilities serving the Building, if any (including supplies, wages and salaries of employees used in the management, operation, and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto); Building management office rental if said office is located in the Building; a management fee; air conditioning; waste disposal; heating; ventilating; elevator maintenance;

Tenant's Initials  Landlord's Initials Page G-1 JAG 102696


     supplies; materials; equipment; tools; and maintenance, costs, and upkeep of all parking and Common Areas, rental of personal property used in maintenance; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the Building, including the Common Areas; reasonable audit or verification fees; and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security, and similar items, including appropriate reserves. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions or leasing agents and other costs related to leasing the Building; interest expense on Building financing; amortization of cost of tenant improvements in the Building: ground rent; income and franchise taxes; dividends; and attorneys' fees and expenses which are not related to the operation of the Building and Landlord's overhead costs. In addition, Operating Expenses shall not include: (a) repairs, replacements or improvements made to the Common Area and the Building prior to the Commencement Date;
     (b) repairs arising from defects in the initial construction of the Building; (c) repairs necessitated by the failure of Landlord to cure violations of law applicable to the Building in effect on or before the Commencement Date; (d) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent that either: (i) Landlord is compensated therefor through proceeds of insurance or condemnation awards, or (ii) Landlord failed to obtain insurance against such fire or casualty as required under this Lease; (e) any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty; (f) expenditures made by Landlord which axe in the nature., of capital improvements or replacements; (g) costs arising from any cleanup, repair or detoxification of any Hazardous Substances to the full extent that such action is attributable directly or indirectly to the presence or use, generation, storage, release threatened release or disposal of Hazardous Substance by any person (except Tenant) on, around, under or in the Building.

     (d) Real Property Taxes and Assessments. Real Property Taxes and Assessments shall mean any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of landlord in the Building, Common Areas, or the Site, including, but not limited to the following:

            (i) any tax on landlord's "right" to rent or "right" to other income from the Building or as against Landlord's business of Leasing the Building;

            (ii) any assessment, tax, fee, levy, or charge in substitution, partially or totally, of any assessment, tax, fee, levy, or charge previously included within the definition of real estate tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Property Taxes and Assessments for the purposes of this Lease;

            (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Building or the rent payable thereon, including without limitation, any gross income taxes or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Building, Common Areas, Site or any portion thereof;

            (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

            (v) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted Within the geographic area of which the Building is a part; or

            (vi) reasonable legal and other professional fees, costs, and disbursements incurred in connection with proceedings to contest or reduce Real Property Taxes and Assessments.

Notwithstanding any provision of this Subparagraph 1(d) expressed or implied to the contrary, Real Property Taxes

Tenant's Initials   Landlord's Initials     Page G-2       JAG102696
and Assessments shall not include Landlord's federal or state income, franchise, inheritance or estate taxes or any increase in Real Property Taxes resulting from a change in ownership of the Property.

2. Payment as Additional Rent. Beginning on the first anniversary of the Commencement Date and continuing during the Lease Term, Tenant shall pay as additional rent, Tenant's Percentage Share of the Operating Expenses. Operating Expenses shall be estimated by Landlord and paid by Tenant on the first day of each month of the Lease Term (together with Tenant's payment of Base Rent), and shall be prorated for a partial month. Landlord shall periodically adjust estimates of Operating Expenses to reflect current experience. After the end of Landlord's Fiscal Year or portion thereof during the Lease Term (or after the expiration of the Lease Term or the termination of the Lease), Landlord shall furnish Tenant a statement showing the actual Operating Expenses for the respective period of Tenant's occupancy and shall concurrently either bill Tenant for the balance due (payable ten (10) days following demand by Landlord) or credit Tenant's account for the excess previously paid. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Paragraph 2 shall not constitute a waiver of its right to require an increase in additional rent nor shall it relieve Tenant of its obligations pursuant to this Paragraph 2, except that Tenant shall not be obligated to make any payments based on such estimate or statement until ten (10) days after receipt of such estimate or statement.

3. Audit Rights. In the event Tenant shall dispute the Operating Expenses as determined by Landlord in accordance with Paragraph 2 above, Tenant shall have the right, not later than one (1) year following receipt of such Landlord's estimate, to cause Landlord's books and records with respect to the preceding Landlord's Fiscal Year to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The amounts payable under Paragraph 2 above by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit. If such audit discloses that Landlord overstated Operating Expenses for such Landlord's Fiscal Year by more than five percent (5%), the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall bee borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 3 within one (1) year of receipt of Landlord's estimate, such estimate shall be conclusively binding upon Landlord and Tenant.

4. End Of Term. Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage Share of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

5. First Lease Year. Tenant shall have no expense pass through for the first twelve (12) months of the term of the Lease.

Tenant's Initials   Landlord's Initials     Page G-3       JAG102696
                             Exhibit "H"

                        This Exhibit Not Used

                             Exhibit "I"

                               Signage

                             Exhibit "J"

                             Parking Plan

                               ADDENDUM

Section 62. Option to Extend. As long as Tenant is not in default under the terms of the Lease (after the expiration of all applicable cure periods) and Tenant provides at least six (6) months prior written notice to Landlord, Landlord hereby grants to Tenant one option (the "Option") to extend the Lease Term for an additional term of five (5) years (the "Extension"), on the same terms and conditions as set forth in the Lease except for the Monthly Base Rent, which will be set at 95% of its fair market value for the Premises at, the commencement of the Option period. If Tenant exercises the Option, the parties shall endeavor, in good faith, beginning upon Tenant's exercise of the Option, to determine the fair market value of the Monthly Base Rent for the Premises. If the parties are not able to agree upon such amount ninety (90) days prior to the commencement of the Extension, the parties shall no later than five (5) days thereafter, select a certified MAI appraiser to finally resolve the matter. If the parties are unable to select an appraiser, they shall within said five (5) day time period, each select a certified MAI appraiser who shall no more than fifty (50) days prior to commencement of the Extension, act only to select a third certified MAI appraiser to finally resolve the matter. Each party shall also, at the time the appraiser is selected, deliver to each other and to the appraiser in writing, its position as to the fair market value of the Monthly Base Rent for the Premises for the Extension Period. As soon as possible prior to the commencement of the Extension, the appraiser selected shall determine the fair market value of the Monthly Base Rent for the Premises and shall communicate the results to the parties in writing. In no event shall the Monthly Base Rent at the beginning of the Extension decrease from the previous Monthly Base Rent. The Monthly Base Rent as so determined shall be absolutely binding upon Landlord and Tenant, and shall be applicable to the first day of the Extension and shall, if necessary, be retroactive to that date. The party whose written estimate of the fair market value differs most from the actual amount determined by the appraiser shall pay for the costs associated with retaining the appraiser(s) and conducting the appraisal. The Option shall be exercised only by written notice delivered to the Landlord at least six (6) months before the expiration of the Lease Term. Upon giving such notice, the term of this Lease shall be deemed extended. If Tenant fails to deliver to Landlord g written notice of the exercise of the Option within the prescribed time period, said Option shall terminate and there shall be no further right to extend the Lease Term. The Option may be exercised by Tenant on the express condition that at the time of such exercise Tenant shall not be in default under any of the provisions of this Lease.

Section 63. Base Rent. The Monthly Base Rent payable under Lease shall be as set forth below for the initial term of the Lease.

     (a) Base Rent for Suite 130, First Floor

      December 1, 1996 - December 31, 1996 FREE
      January 1, 1997 - June 30,1999        $1.40 per rentable
square- foot
      July 1, 1999 - November 31, 2001      $1.55 per rentable
square foot

     (b) Base Rent for Suite 200, Second Floor

      December 1, 1996 - August 31, 1998   $11.10 per rentable
square foot
      September 1, 1998 - March 31, 2000    $1.53 per rentable
square foot
      April 1, 2000 - November 31, 2001     $1.58 per rentable
square foot.

Tenant's Initials   Landlord's Initials
Section 64. Signage. For purposes of this Lease, Landlord hereby approves of and grant Tenant the right to install and maintain, subject to any required governmental approval(s), exterior third floor signage located on the rear of the building. Monument signage is not currently allowed, but if applicable laws change in the future, Tenant shall have the first right to obtain such signage. In addition, Tenant is granted approval to ignage within the first floor lobby substantially in. accordance with Exhibit of "I". Landlord agrees to cooperate with Tenant in its' efforts to secure the required governmental approvals. Landlord makes no representation regarding the ability of Tenant to secure the governmental approvals requ - ired. All costs asociated with the approval, manufacture, installation and maintenance of said sign shall be the responsibility of the Tenant. In the event that exterior third floor signage on the front of the Building becomes available, Tenant is granted the right at Tenant's sole cost and expense, to swap sign locations. Any costs associated with removing Tenant's signage on the rear of the Building, repairing and restoring said portion of the Building and removing the existing sign on the front of the Building and relocating Tenant's sign to the front of the Building shall be borne solely by Tenant. In the event of any conflict or inconsistency between this Paragraph 64 and Paragraph 50 of the Lease, the terms of this Paragraph 64 shall govern and control.

Section 65. Parking. Notwithstanding Paragraph 41 of the Lease, Tenant shall be granted free parking for the term of the Lease. Tenant shall be granted twenty-two (22) stalls in the underground parking garage within the Building, six of these stalls shall be marked "Reserved" and shall be for the exclusive use of Tenant Said six (6) reserved parking spaces shall be situated substantially as; depicted in Exhibit "J".

Section 66. Access. Except as provided in this Lease, Tenant shall be entitled to access the Premises twenty-four (24) hours a day, seven (7) days a week during the term of the Lease.

Section 67. Landlord's Consent. If Landlord's consent is required under this Lease, such consent may not be unreasonably withheld, delayed or conditioned.

Section 68. Landlord's Compliance with Laws. Landlord warrants and agrees that all of the improvements located at the Site (including, without limitation, the Premises), comply and during the term of this Lease shall continue to comply with all building, life/safety, disability and other laws, codes and regulations of any governmental or quasi governmental authority. All such compliance, except for improvements within the Premises to be made by the Tenant at the commencement of the Lease, shall be accomplished at Landlord's sole cost and expense.

Section 69. Hazardous Materials. Landlord, to the best of its knowledge and belief, warrants and agrees that neither Landlord nor any third party has used, generated, stored or disposed of, or permitted the use, generation, -storage or disposal of any Hazardous Material on, under, about or within the She in violation of any law or regulation. Landlord agrees that it will not use, generate, store or dispose of any Hazardous Materials on, under, or within the Site in violation oil any governmental requirements. Landlord agrees to defend and indemnify the Tenant and Tenant's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorney's fees, and costs) arising from any breach of any warranty or agreement contained in this Paragraph 69.

Section 70. Rent Abatement. Notwithstanding any provision in this Lease, if any act or omission by Landlord or its employees or agents renders the Premises untenantable or unreasonably precludes access to the Premises by Tenant and/or Tenant's employees or customers for a period of more than four (4) business days, then all rent and other payments payable by Tenant to Landlord under this Lease shall be abated in proportion to the portion of the Premises. rende red Untenantable (or full abatement if Tenant's access to the Premises is precluded) until the Premises have become tenantable and access has been restored. If all or any substantial portion of the Premises are made untenantable, or access to the Premises

Tenant's Initials   Landlord's Initials
is precluded, by any acts or omissions of Landlord, or its employees or agents for a period of more than (i) twenty (20) consecutive days, or (ii) an aggregate of forty (40) days in any period of twelve consecutive calendar months, then Tenant shall be entitled to terminate this Lease by giving Landlord written notice. The terms and conditions in the immediately preceding sentence are expressly subject to the terms and conditions of Paragraph 22 of the Lease.

Section 70. Utility Services. Notwithstanding any provision of this Lease, if any interruption in utility service caused by Landlord materially affects Tenant's ability to conduct its operations at the Premises, and such interruption continues for three (3) days, Tenant shall thereafter be entitled to abate rent hereunder, or Tenant may make, such repairs as are required to restore service and deduct the reasonable cost thereof from the rent. If such interruption continues for ninety (90) days, Tenant shall be entitled to immediatety terminate this Lease.

Tenant's Initials   Landlord's Initials
                            Grubb & Ellis

        CALIFORNIA SALE/LEASE AMERICANS WITH DISABILITIES ACT,
                HAZARDOUS MATERIALS AND TAX DISCLOSURE

The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attomeys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or In the area, the Property may have hazardous or undesirable metals (including lead-based paint), minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past present and/or future owners and/or operators. It is the responsibility of the Setter/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may include in transaction documents regarding the Property.

To the best of Seller/Lessor's knowledge, Seller/Lessor has attached to this Disclosure copies of all existing surveys and reports known to Seller/Lessor regarding asbestos and other hazardous materials and undesirable substances related to the Property. Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding- asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants'. Buyers/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.

Sale, lease and other transactions can have local, state and federal tax consequences for the seller/lessor and/or buyerttenant. In the event of a sale, Internal Revenue Code Section 1445 requires that all buyers of an interest in any real property located In the United States must withhold and pay over to the Internal Revenue Service
(IRS) an amount equal to ten percent (10%) of the gross sales price within ten (10) days of the date of the sale unless the buyer can adequately establish that the seller was not a foreigner, generally by having the seller sign a NonForeign Seller Certificate. Note that depending upon the structure of the transaction, the tax withholding liability could exceed the not cash proceeds to be paid to the seller at closing. California poses an additional withholding requirement equal to three and one-third percent (3 1/3%) of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sale price exceeds $100,000. Generally, withholding is required, if the sales proceeds are disbursed outside of California, if the last known address of the seller is outside of California or If as financial Intermediary is used. Consult your tax and legal advisor. Real estate brokers are not qualified to give legal or tax advice or to determine whether any other is, property qualified to provide legal or tax advice.

     LESSEE                 LESSOR

By:  /s/ Art Granito               /s/ Walter J. Asher
Title:      CEO                     Title: General Partner
Date: 10/11/96                     Date:

                              ADDENDM II

     This Addendum to that certain Lease dated October 28, 1996 by and between 8101 ANAHEIM ASSOCIATES, A California general partnership as "Lessor" and PACIFIC ENGINEERING SYSTEMS INC., A
California corporation as "Lessee" is being executed by the parties hereto with reference to the following terms and conditions:

     Recitals:

The parties hereto agree that the Lease executed by and between the parties as described above is to be modified, amended and expanded as hereinafter set forth. If any inconsistencies should arise between this Addendum and the Lease, the terms and conditions of this Addendum shall be controlling.

     It is agreed as follows:

1. Paragraphs 1(f), 1(j), 1(r) and 1(s) are amended to include the addition of Suite 150 on the First Floor which contains 950 square feet of Rentable Square feet of space. The Total Rentable Square Feet within Premises shall be increased to 24,357. The Security Deposit shall be increased by $1,377.50 to $34,147.30 and the Tenant's Percentage Share shall be increased to 40.4%. The floor plan for Suite 150 is set forth on Exhibit "A" attached hereto and made a part hereof.

2. The Lease Term for Suite 150 shall commence on April 1, 1997 and shall end on November 31, 2001.

3. The Base Rent for Suite 150, First Floor shall be $1.45 per rentable square foot from April 1, 1997 through August 31, 1998, $1.53 per rentable square foot from September 17, 1998 through March 31, 2000 and $1.58 per rentable square foot from April 1, 2000 through November 31, 2001. Payment of the first month's rent and the increase in the Security Deposit, as set forth above, are payable immediately upon the execution of this Addendum II. Pacific Engineering will receive April 1st, 2000 full month's rent of $1,501 free (37th Rental Payment).

4.   The Lessee agrees to occupy Suite 150 in its "as is" condition.

      Lessee agrees to repair the finish to the wood panelling in the following areas: (i) surrounding the exterior entrance door to the suite; (ii) surrounding the exterior of the elevator;
     and (iii) the interior of the elevator cab.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN THE SAME.

"LESSEE"                     "LESSOR"

PACIFIC ENGINEERING SYSTEMS, INC.  8101 AHAHEIM ASSOCIATES
a California corporation            a California general partnership

/s/ Art Granito                    /s/ Walter Asher
Art Granito                  Walter Asher
Chief Executive Officer             General Partner


                               RENT.XLS

PACIFIC ENGINEERING SYSTEMS, INC.  LAND LORD'S ADDRESS:
FIVE (5) YEARS LEASE-60 MONTHS            8101 ANAHEIM ASSOCIATES
8101 EAST KAISER BLVD.             23945 CALABASAS RD, STE 114
ANAHEIM, CA 92808                  CALABASAS, CA 91302
                                   Walt Asher-Phone # 818-591-2174
                                   Fax# 818-591-2199

                                   Vendor# 004800
                                   Account# 710180       1ST Floor
                                   Account# 610180       2ND Floor

     MONTH #       1ST FLOOR         2ND FLOOR         TOTAL AMOUNT
     STATUS/CHECK#

     Nov-1996         Security Deposit                    32,769.80
     17052
     Dec-1996 1       Free              21,980.20         21,980.20
     17053

     Jan-1997 2       4,795.00  21,980.20         26,775.20         17053/17620
     Feb-1997 3       4,795.00  21,980.20         26,775.20         17737
     Mar-1997 4       4,795.00  21,980.20         26,775.20
     Apr-1997 5       4,795.00  21,980.20         26,775.20
     May-1997 6       4,795.00  21,980.20         26,775.20
     Jun-1997 7       4,795.00  21,980.20         26,775.20
     Jul-1997 8       4,795.00  21,980.20         26,775.20
     Aug-1997 9       4,795.00  21,980.20         26,775.20
     Sept-1997        10       4,795.00  21,980.20         26,775.20
     Oct-1997 11      4,795.00  21,980.20         26,775.20
     Nov-1997 12      4,795.00  21,980.20         26,775.20
     Dec-1997 13      4,795.00  21,980.20         26,775.20
     Jan-1998 14      4,795.00  21,980.20         26,775.20
     Feb-1998 15      4,795.00  21,980.20         26,775.20
     Mar-1998 16      4,795.00  21,980.20         26,775.20
     Apr-1998 17      4,795.00  21,980.20         26,775.20
     May-1998 18      4,795.00  21,980.20         26,775.20
     Jun-1998 19      4,795.00  21,980.20         26,775.20
     Jul-1998 20      4,795.00  21,980.20         26,775.20
     Aug-1998 21      4,795.00  21,980.20         26,775.20
     Sep-1998 22      4,795.00  30,572.46         35,367.46
     Oct-1998 23      4,795.00  30,572.46         35,367.46
     Nov-1998 24      4,795.00  30,572.46         35,367.46
     Dec-1998 25      4,795.00  30,572.46         35,367.46
     Jan-1999 26      4,795.00  30,572.46         35,367.46
     Feb-1999 27      4,795.00  30,572.46         35,367.46
     Mar-1999 28      4,795.00  30,572.46         35,367.46
     Apr-1999 29      4,795.00  30,572.46         35,367.46
     May-1999 30      4,795.00  30,572.46         35,367.46
     Jun-1999 31      4,795.00  30,572.46         35,367.46
     Jul-1999 32      5,308.75  30,572.46         35,881.21
     Aug-1999 33      5,308.75  30,572.46         35,881.21
     Sep-1999 34      5,308.75  30,572.46         35,881.21
     Oct-1999 35      5,308.75  30,572.46         35,881.21
     Nov-1999 36      5,308.75  30,572.46         35,881.21
     Dec-1999 37      5,308.75  30,572.46         35,881.21
     Jan-2000 38      5,308.75  30,572.46         35,881.21

                                   RENT.XLS



     PACIFIC ENGINEERING SYSTEMS, INC.    LAND LORD'S ADDRESS:
     FIVE (5) YEARS LEASE-60 MONTHS        8101 ANAHEIM ASSOCIATES
     8101 EAST KAISER BLVD.               23945 CALABASAS RD, STE 114
     ANAHEIM, CA 92808                    CALABASAS, CA 91302
                                          Walt Asher-Phone# 818-591-2174
                                          Fax# 818-591-2199

                                          Vendor# 004800
                                          Account# 710180 1ST Floor
                                          Account# 610180 2ND Floor

     MONTH   #        1ST FLOOR         2ND FLOOR         TOTAL AMOUNT
     STATUS/CHECK#

     Feb-2000       39     5,308.75        30,572.46      35,881.21
     Mar-2000       40     5,308.75        30,572.46      35,881.21
     Apr-2000       41     5,308.75        31,571.56      36,880.31
     May-2000       42     5,308.75        31,571.56      36,880.31
     Jun-2000       43     5,308.75        31,571.56      36,880.31
     Jul-2000       44     5,308.75        31,571.56      36,880.31
     Aug-2000       45     5,308.75        31,571.56      36,880.31
     Sep-2000       46     5,308.75        31,571.56      36,880.31
     Oct-2000       47     5,308.75        31,571.56      36,880.31
     Nov-2000       48     5,308.75        31,571.56      36,880.31
     Dec-2000       49     5,308.75        31,571.56      36,880.31
     Jan-2001       50     5,308.75        31,571.56      36,880.31
     Feb-2001       51     5,308.75        31,571.56      36,880.31
     Mar-2001       52     5,308.75        31,571.56      36,880.31
     Apr-2001       53     5,308.75        31,571.56      36,880.31
     May-2001       54     5,308.75        31,571.56      36,880.31
     Jun-2001       55     5,308.75        31,571.56      36,880.31
     Jul-2001       56     5,308.75        31,571.56      36,880.31
     Aug-2001       57     5,308.75        31,571.56      36,880.31
     Sep-2001       58     5,308.75        31,571.56      36,880.31
     Oct-2001       59     5,308.75        31,571.56      36,880.31
     Nov-2001       60     5,308.75        31,571.56      36,880.31
                                                $2,004,465.69

     FIRST FLOOR                        SECOND FLOOR
     01-Free                    01-21-$1.10 FSG -19982 square feet
     02-31-$1.40 FSG -3425 square feet   22-40-$1.53 FSG -19982 square feet
     32-60-$1.55 FSG -3425 square feet   41-60-$1.58 FSG -19982 square feet